NEWS RELEASE

EVEREST RE GROUP, LTD.
Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:
Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Announces Fourth Quarter Earnings

        HAMILTON, Bermuda – January 31, 2005 — Everest Re Group, Ltd. (NYSE: RE) reported fourth quarter 2004 after-tax operating income1, which excludes realized capital gains and losses, of $94.7 million, or $1.66 per diluted share, a 20.2% decrease compared to $118.6 million, or $2.09 per diluted share, in the fourth quarter of 2003. Fourth quarter 2004 net income decreased 23.4% to $93.3 million, or $1.64 per diluted share, compared to $121.8 million, or $2.15 per diluted share, in the fourth quarter of 2003. Operating income differs from net income only by the exclusion of realized gains and losses on investments.

        For the year ended December 31, 2004, after-tax operating income1 was $425.3 million, or $7.48 per diluted share, a decrease of 6.7% compared to $456.0 million, or $8.29 per diluted share, in 2003. Net income for 2004 was $494.9 million, or $8.71 per diluted share, an increase of 16.2% compared to $426.0 million, or $7.74 per diluted share, in 2003.

        Gross premiums written for the fourth quarter of 2004 were $1.18 billion, a 6.9% decrease compared to $1.26 billion in 2003. Net premiums written were $1.12 billion, a decrease of 5.7% from $1.19 billion for the fourth quarter of 2003. The Company’s GAAP combined ratio in the fourth quarter was 102.8% compared to 96.4% in 2003. Net investment income for the fourth quarter was $134.4 million compared to $106.5 million in the fourth quarter of 2003. Cash flow from operations for the fourth quarter of 2004 was $197.0 million, a decrease of 59.0% from $480.7 million in the fourth quarter of 2003.

        For the year ended December 31, 2004, gross premiums written were $4.70 billion, a 2.8% increase from $4.57 billion in 2003. Net written premiums grew 5.0% to $4.53 billion from $4.32 billion in 2003. The GAAP combined ratio for 2004 was 98.8% compared to 95.2% in 2003. Net investment income for the year was $495.9 million, an increase of 23.2% from $402.6 million in 2003. Cash flow from operations for 2004 was $1.49 billion, compared to $1.65 billion in 2003.

        At December 31, 2004, the Company’s shareholders’ equity was $3.71 billion, or $66.09 per outstanding share. The change in book value represents a 17.3% increase from shareholders’ equity of $3.16 billion, or $56.84 per outstanding share, at December 31, 2003.

        Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “In 2004, despite unusually high catastrophe losses, we achieved a 13.5% ROE and grew total capital by 29.4%. We begin 2005 with a strong balance sheet, a high quality underwriting portfolio and a determination to continue to deliver excellent shareholder returns”.

        This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

        A conference call discussing the fourth quarter results will be held at 8:30 a.m. Eastern Time on February 1, 2005. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

        Anyone receiving this release by wire or through the Internet may visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.

1 The Company generally uses after-tax operating income, a non-GAAP financial measure, to evaluate its performance. After-tax operating income consists of net income excluding after-tax realized gains (losses) as the following reconciliation displays:

	Three Months Ended December 31,				Twelve Months Ended December 31,

(Dollars in thousands, except per share amounts)	2004		2003		2004		2003

	(unaudited)
	amount	per diluted share	amount	per diluted share	amount	per diluted share	amount	per diluted share

Net income	$93,327	$1.64	$121,780	$2.15	$494,858	$8.71	$426,028	$7.74
After-tax realized
(losses) gains	(1,323)	(0.02)	3,154	0.06	69,516	1.22	(30,017)	(0.56)

After-tax operating
income	$94,650	$1.66	$118,626	$2.09	$425,342	$7.48	$456,045	$8.29

Although realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of realized capital gains (losses) is independent of the insurance underwriting process. The Company believes that the level of realized gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax operating income in their analyses for the reasons discussed above. The Company provides after-tax operating income to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

— Financial Details Follow —

EVEREST RE GROUP, LTD. CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
	Three Months Ended December 31,		Twelve Months Ended December 31,

(Dollars in thousands, except per share amounts)	2004	2003	2004	2003

	(unaudited)
REVENUES:
Premiums earned	$1,225,897	$1,094,640	$4,425,082	$3,737,851
Net investment income	134,382	106,507	495,908	402,610
Net realized capital (losses) gains	(2,284)	3,517	89,614	(38,026)
Net derivative income (expense)	3,305	3,462	(2,660)	5,851
Other income (expense)	912	4,991	741	(1,033)

Total revenues	1,362,212	1,213,117	5,008,685	4,107,253

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	941,508	763,429	3,291,139	2,600,196
Commission, brokerage, taxes and fees	289,443	264,171	975,176	863,933
Other underwriting expenses	29,424	27,906	107,120	94,623
Interest expense on senior notes	12,745	9,734	41,954	38,931
Interest expense on junior subordinated debt	9,362	4,248	32,392	16,995
Interest expense on credit facility	196	327	1,193	1,362

Total claims and expenses	1,282,678	1,069,815	4,448,974	3,616,040

INCOME BEFORE TAXES	79,534	143,302	559,711	491,213
Income tax (benefit) expense	(13,793)	21,522	64,853	65,185

NET INCOME	$93,327	$121,780	$494,858	$426,028

Other comprehensive income, net of tax	86,126	12,991	48,660	58,535

COMPREHENSIVE INCOME	$179,453	$134,771	$543,518	$484,563

PER SHARE DATA:
Average shares outstanding (000's)	56,041	55,566	55,929	54,023
Net income per common share - basic	$1.67	$2.19	$8.85	$7.89

Average diluted shares outstanding (000's)	56,928	56,763	56,826	55,010
Net income per common share - diluted	$1.64	$2.15	$8.71	$7.74

EVEREST RE GROUP, LTD. CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value per share)	December 31, 2004	December 31, 2003

ASSETS:
Fixed maturities - available for sale, at market value
(amortized cost: 2004, $9,609,617; 2003, $8,357,723)	$9,947,172	$8,726,886
Equity securities, at market value (cost: 2004, $571,717; 2003, $146,407)	650,871	154,381
Short-term investments	585,875	151,853
Other invested assets (cost: 2004, $160,188; 2003, $102,742)	161,324	103,359
Cash	184,930	184,859

Total investments and cash	11,530,172	9,321,338
Accrued investment income	130,216	113,989
Premiums receivable	1,314,160	1,047,856
Reinsurance receivables	1,210,795	1,284,139
Funds held by reinsureds	195,944	157,364
Deferred acquisition costs	331,909	333,214
Prepaid reinsurance premiums	84,646	98,384
Deferred tax asset	159,874	145,271
Other assets	115,050	187,981

TOTAL ASSETS	$15,072,766	$12,689,536

LIABILITIES:
Reserve for losses and adjustment expenses	$7,836,306	$6,361,245
Future policy benefit reserve	152,179	205,275
Unearned premium reserve	1,595,630	1,499,640
Funds held under reinsurance treaties	282,472	385,768
Losses in the course of payment	19,069	11,133
Contingent commissions	2,509	2,135
Other net payable to reinsurers	47,462	46,037
Current federal income taxes	31,854	41,308
8.5% Senior notes due 3/15/2005	249,976	249,874
8.75% Senior notes due 3/15/2010	199,341	199,245
5.4% Senior notes due 10/15/2014	249,584	-
Junior subordinated debt securities payable	546,393	216,496
Revolving credit agreement borrowings	-	70,000
Accrued interest on debt and borrowings	16,426	13,695
Other liabilities	131,048	222,785

Total liabilities	11,360,248	9,524,636

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50 million shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200 million shares authorized;
(2004) 56.2 million and (2003) 55.7 million issued and outstanding	566	561
Additional paid-in capital	983,025	954,658
Unearned compensation	(7,108)	(5,257)
Accumulated other comprehensive income, net of deferred income taxes of
$135.6 million at 2004 and $117.5 million at 2003	328,737	280,077
Retained earnings	2,430,248	1,957,811
Treasury shares, at cost; 0.5 million shares (2004 and 2003)	(22,950)	(22,950)

Total shareholders' equity	3,712,518	3,164,900

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$15,072,766	$12,689,536

EVEREST RE GROUP, LTD. CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended December 31,		Twelve Months Ended December 31,

(Dollars in thousands)	2004	2003	2004	2003

	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:	$196,988	$480,658	$1,487,568	$1,653,805

CASH FLOWS FROM INVESTING ACTIVITIES :
Proceeds from investments sold	246,798	386,103	1,475,975	1,231,177
Proceeds from investments maturing or called	147,550	207,411	659,426	875,575
Cost of investments acquired	(730,349)	(1,303,777)	(3,703,130)	(4,144,191)
Net (purchases) sales of short-term investments	(58,473)	244,530	(432,279)	20,479

Net cash used in investing activities	(394,474)	(465,733)	(2,000,008)	(2,016,960)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period	4,413	7,781	25,146	330,885
Dividends paid to shareholders	(5,616)	(5,010)	(22,421)	(19,577)
Proceeds from issuance of senior notes	246,651	-	246,651	-
Net proceeds from issuance of junior subordinated notes	-	-	319,997	-
Repayments on revolving credit agreement	(70,000)	-	(70,000)	-

Net cash provided by financing activities	175,448	2,771	499,373	311,308

EFFECT OF EXCHANGE RATE CHANGES ON CASH	28,002	25,526	13,138	27,876

Net increase (decrease) in cash	5,964	43,222	71	(23,971)

Cash, beginning of period	178,966	141,637	184,859	208,830

Cash, end of period	$184,930	$184,859	$184,930	$184,859